Exhibit 10.2
Novume Solutions, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

October 9, 2018

Mr. Matt Hill
OpenALPR Technologies, Inc.
177 Huntington Avenue #179700
Boston, MA 02115

Dear Matt,

The purpose of this Management Services Agreement is to summarize the ways in which Novume Solutions, Inc. and its subsidiaries (“Novume”) can support the continued growth of OpenALPR Technologies, Inc. (“OpenALPR”). We have outlined areas of support below. If there are any desired services that cannot be provided by Novume personnel, Novume will recommend a third-party, negotiate pricing and seek OpenALPR approval before engaging any vendor.

Business Strategy, Contract Support, Accounting & General Admin
We will provide, as requested, business strategy, contract support, accounting and other general administrative support services for OpenALPR at no charge. We envision our corporate leadership helping with contract review, intellectual property matters, project management/coordination for web redesign, coordinating sales support from the Novume team, marketing materials, international banking, and regulatory matters, etc. In addition, we can work with your accountant/bookkeeper to start building OpenALPR’s accounting structure.

Website Redesign & Marketing Materials
We will coordinate web design and provide marketing materials support at a rate of [***].

Engineering Support
We will provide engineering support through our developers and engineers at a rate of [***].

Call Center and Customer Support
We will provide inbound call center and customer service support at a rate of [***].

Sales Support
Through Novume business development and sales personnel, we will provide sales support to Open ALPR on a commission basis for completed sales as described below.

[***] Confidential Treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended has been requested for this information
14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151

OpenALPR/Novume Solutions
Management Services Agreement
October 9, 2018

Weekly Status Call
Open ALPR and Novume will have weekly status calls. Open ALPR CEO, Matt Hill, and Novume EVP Corporate Development, Riaz Latifullah, will participate on the weekly calls. Others will be invited to attend the calls, as needed. A project status report, to be updated by Matt Hill and Riaz Latifullah each week in advance of the call, will reference the consulting services that are being performed by Novume and its subsidiaries, as well as the sales referrals in the pipeline or completed. This report will be reviewed during the weekly status call.

Payment Terms
Novume will submit invoices to OpenALPR on a monthly basis for consulting services that are provided to OpenALPR. Expenses incurred by Novume will be reimbursed by Open ALPR at cost. Novume will seek approval from OpenALPR prior to incurring any extraordinary expense, e.g., filing and outside counsel fees related to intellectual property. All invoices will include documentation sufficient to support charges.

OpenALPR will pay a [***] commission on the gross sale amount for any business sold by Novume and its subsidiaries. OpenALPR agrees to pay the commission due to Novume upon receipt of payment from your customer or client.

Term
This letter agreement can be terminated upon 10-days written notice by either party for any reason. Should the letter agreement be terminated, OpenALPR agrees to pay Novume for all closed sales which were consummated by Novume prior to the termination date.

Intellectual Property
All material on the OpenALPR and Novume web sites, whether explicitly marked or not, as well as any other materials the parties provide to each other, remains the proprietary property of the providing party, and all intellectual property rights therein remain the property of the providing party.

Confidentiality
We will maintain the information provided to each other for our internal use, with the exception of information Novume and its subsidiaries will utilize to represent Open ALPR’s products to existing or proposed new clients, and this information is subject to the confidentially agreement entered into buy Buyer and Seller on August 30, 2018 along with the Letter of Intent to purchase OpenALPR assets dated September 17, 2018, both of which remain in full force and effect.

Independent Contractor
In performing the services set forth in this letter agreement, the parties shall at all times act in their own capacity and right as an independent contractor, and nothing contained herein shall be construed to make one party an employee, partner, or joint venture, of the other party, and neither party shall have authority to contract for or bind the other party.

[***] Confidential Treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended has been requested for this information

OpenALPR/Novume Solutions
Management Services Agreement
October 9, 2018

Liability Insurance
Both Novume and Open ALPR will maintain professional liability insurance.

Signature Page Follows

OpenALPR/Novume Solutions
Management Services Agreement
October 9, 2018

Dated: _________________

Novume Solutions, Inc.

By:	/s/ Riaz Latifullah
Name:	Riaz Latifullah
Title:	EVP Corporate Development Principal Financial & Accounting Officer

Open ALPR

By:	/s/ Matt Hill
Name:	Matt Hill
Title:	CEO